Exhibit 99.1

Press Release #201212	FOR IMMEDIATE RELEASE	April 11, 2012

Enertopia Announces Debt Settlement Agreement

Vancouver, BC—Enertopia Corporation (ENRT-OTCQB) (TOP-CNSX) (the "Company" or "Enertopia") entered into a debt settlement agreement with Mr. Tom Ihrke and that it has granted 25,000 options exercisable at a price of $0.15 to a consultant of the company.

On November 17, 2010 the Company entered into a month to month consulting agreement with Mr. Tom Ihrke, whereby Mr. Ihrke would act as the Senior Vice President, Business Development.

The Company settled the debt incurred as a result of that consulting agreement up to November 30, 2011, being US$9,375, to Mr. Tom Ihrke by issuing 93,750 restricted common shares of the Company at a price of $0.10 per share.

The Company issued the units to one (1) US persons pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act 1933, as amended. Each of the subscribers represented that they were an “accredited investor” as such term is defined in Regulation D.

About Enertopia

Enertopia’s (www.enertopia.com) shares are quoted in Canada with symbol TOP. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.765.6422.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding potential reserves, exploration results, development or production programs, capital and operating expenditures, future revenue estimates, ability to produce or concentrate, availability of future financing and future plans and objectives of Enertopia Corporation. Actual results relating to, among other things, reserves, results of exploration, capital costs, corporate finance, and production costs could differ materially from those currently anticipated in such statements. Some but not all of the factors affecting forward-looking statements include: the speculative nature of mining exploration, production and development activities; changes in reserve estimates; the productivity of Enertopia's proposed properties; changes in the operating costs; changes in economic conditions and conditions in the resource, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates; technological, and mechanical and operational difficulties encountered in connection with Enertopia’s exploration and development activities. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of resource projects provides no assurance that any particular project will have any material effect on the Company. There is no assurance that the Company will make all the required payments of cash and/or stock in future years that are required to hold and acquire the Copper Hills and or Mildred Peak interests.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.